Exhibit 99.1

FOR IMMEDIATE RELEASE

Date:	February 24, 2020
Contact:	Anne-Marie Wright, Vice President, Corporate Communications
Phone:	(801) 208‑4167 e-mail: awright@merit.com Fax: (801) 253‑1688

MERIT MEDICAL REPORTS EARNINGS FOR
FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2019,

GIVES FY 2020 GUIDANCE

•	Q4 2019 worldwide revenue of $257.9 million, up 10.6% as reported over Q4 2018
•	Q4 2019 core revenue on a comparable, constant currency basis* up 8.5% over Q4 2018
•	Q4 2019 GAAP loss per share was $(0.08), compared to GAAP EPS of $0.16 in Q4 2018
•	Q4 2019 non-GAAP EPS* was $0.40, compared to $0.48 in Q4 2018

*    Core revenue on a constant currency basis, non-GAAP EPS, non-GAAP net income, non-GAAP operating margin and non-GAAP gross margin are non-GAAP financial measures. A reconciliation of these and other non-GAAP financial measures used in this release to their most directly comparable GAAP financial measures is included under the heading “Non-GAAP Financial Measures” below.

SOUTH JORDAN, UTAH - Merit Medical Systems, Inc. (NASDAQ: MMSI), a leading manufacturer and marketer of proprietary disposable devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care and endoscopy, today announced revenue of $257.9 million for the quarter ended December 31, 2019, an increase of 10.6% over revenue of $233.2 million for the quarter ended December 31, 2018. Core revenue on a comparable, constant currency basis* for the fourth quarter of 2019 would have been up 8.5% over revenue for the comparable quarter of 2018. For the year ended December 31, 2019, Merit's revenue was $994.9 million, up 12.7% compared to revenue of $882.8 million for the year ended December 31, 2018. Core revenue on a comparable, constant currency basis* for the year ended December 31, 2019 would have been up 8.1% when compared to 2018.

Merit’s GAAP operating margin for the fourth quarter of 2019 was (1.3%), compared to GAAP operating margin of 5.9% for the fourth quarter of 2018. Merit’s non-GAAP operating margin* for the fourth quarter of 2019 was 12.7%, compared to non-GAAP operating margin* of 14.2% for the fourth quarter of 2018. Merit’s GAAP operating margin for the year ended December 31, 2019 was 1.6%, compared to GAAP operating margin of 6.6% for the year ended December 31, 2018. Merit’s non-GAAP operating margin* for the year ended December 31, 2019 was 11.8%, compared to non-GAAP operating margin* of 13.6% for the year ended December 31, 2018.

Merit’s GAAP net loss for the fourth quarter of 2019 was $(4.2) million, or $(0.08) per share, compared to GAAP net income of $9.2 million, or $0.16 per share, for the fourth quarter of 2018. Merit’s non-GAAP net income* for the quarter ended December 31, 2019 was $22.1 million, or $0.40 per share, compared to $27.0 million, or $0.48 per share, for the quarter ended December 31, 2018. For the year ended December 31, 2019, Merit's GAAP net income was $5.5 million, or $0.10 per share, compared to $42.0 million, or $0.78 per share, for 2018. Merit's non-GAAP net income* for the year ended December 31, 2019 was $82.1 million, or $1.46, compared to $91.3 million, or $1.69 per share, for 2018.

Merit’s GAAP gross margin for the fourth quarter of 2019 was 43.3%, compared to GAAP gross margin of 44.9% for the fourth quarter of 2018. Merit’s non-GAAP gross margin* for the fourth quarter of 2019 was 48.3%, compared to non-GAAP gross margin* of 49.4% for the fourth quarter of 2018. Merit's GAAP gross margin for the year ended December 31, 2019 was 43.5%, compared to 44.7% for 2018. Merit's non-GAAP gross margin* for the year ended December 31, 2019 was 48.6% compared to 48.9% for 2018.

“We are pleased with the strong performance across our business during the fourth quarter and that the integration of our most recent acquisitions is largely complete,” said Fred P. Lampropoulos, Merit’s Chairman and Chief Executive Officer. “As noted in our recent press release, we have received a number of important new regulatory approvals. These approvals, along with other internally developed products scheduled for release and a full pipeline of new products in the works, give us confidence in the future growth of the company.”

Merit continues to execute upon several initiatives aimed at driving increased shareholder value. These initiatives include consolidation of manufacturing facilities to drive operating expense reductions and the implementation of programs to incent Merit’s sales force to focus on products that will improve Merit’s financial performance.  As it pertains to the manufacturing consolidation initiatives, Merit plans to move production of 14 products to its facilities in Tijuana, Mexico or Pearland, Texas, and expects to consolidate four facilities from 2020-2021.  Merit projects that these initiatives will result in cost savings of approximately $6 million to $10 million annually.  On the sales force incentive front, Merit specifically identified certain product lines, including biopsy, drainage and Cianna products, where it believes it can drive greater customer focus and ultimately increase revenue growth and margins.

Merit’s revenue by category for the three and twelve months ended December 31, 2019, compared to the corresponding periods in 2018, was as follows (unaudited, in thousands, except for percentages):

		Three Months Ended December 31,			Year Ended December 31,
	% Change	2019	2018	% Change	2019	2018
Cardiovascular
Stand-alone devices	11.9%	$106,191	$94,896	11.0%	$401,466	$361,613
Cianna Medical	n/a	13,813	6,292	n/a	49,536	6,292
Custom kits and procedure trays	0.6%	34,599	34,397	0.8%	135,856	134,756
Inflation devices	(2.8)%	22,166	22,802	(1.9)%	90,681	92,419
Catheters	8.1%	45,067	41,695	14.4%	177,876	155,525
Embolization devices	12.7%	13,904	12,332	4.1%	52,072	50,038
CRM/EP	7.9%	13,671	12,672	9.5%	53,494	48,834
Total	10.8%	249,411	225,086	13.1%	960,981	849,477

Endoscopy
Endoscopy devices	4.3%	8,511	8,163	1.8%	33,871	33,276

Total	10.6%	$257,922	$233,249	12.7%	$994,852	$882,753

In addition to the commercial, clinical and operational progress discussed above, Merit is also implementing a more simplified manner of characterizing its revenues to more closely reflect the commercial focus of its business by call point and end markets. “We recognize that our historical characterization of our revenues by certain product categories failed to adequately represent the scale of our business at these key call points. We believe this new approach will more clearly reflect how we sell our products to our customers in each of our focused end markets and more adequately reflect the underlying commercial momentum in the business” said Lampropoulos.  Merit plans to provide historical reconciliation of these categories in the future, but has provided a summary of the projected format in its accompanying investor presentation.

Merit noted that during the fourth quarter of 2019, it recorded an impairment expense of approximately $20.5 million related to its arrangement with NinePoint Medical, Inc., in which Merit fully impaired its loan to NinePoint and its option to purchase the outstanding equity of NinePoint. In addition, Merit recorded a write-off of $1.6 million of accrued interest related to the loan to NinePoint.

2020 GUIDANCE

Based upon information currently available to Merit’s management, Merit estimates for the year ending December 31, 2020, absent material acquisitions, non-recurring transactions or other factors beyond Merit’s control, the following:

Financial Measure	2020 Guidance (Pre-Coronavirus)

Net Sales	$1,044- $1,064 million

GAAP
Earnings per share	$0.62 - $0.72
Operating margin	6% - 7%

Non-GAAP
Earnings per share	$1.58 - $1.68
Operating margin	13% - 14%

Not included in Merit’s guidance is any anticipated impact of the coronavirus outbreak on Merit’s business.  While it is too early to adequately forecast the potential impact, or duration, of the outbreak on Merit’s 2020 financial performance, Merit currently estimates that the potential impact of a full quarter of a continued coronavirus outbreak at current levels could result in an impact in the range of $14 million to $19 million in net sales, and $0.08 to $0.12 in non-GAAP EPS.  Merit does not have enough information to estimate any potential impact beyond that point, but intends to disseminate additional information as events unfold.  Importantly, Merit has taken the precautions it believes are necessary to encourage the safety of its employees and its business. Adjustments in inventory and logistics are also being made as necessary.

Merit’s financial guidance for the year ending December 31, 2020 is subject to risks and uncertainties identified in Merit’s public filings.

CONFERENCE CALL

Merit will hold its investor conference call (conference ID 4079914) today, Monday, February 24, 2020, at 5:00 p.m. Eastern (4:00 p.m. Central, 3:00 p.m. Mountain, and 2:00 p.m. Pacific). The domestic telephone number is (844) 578‑9672 and the international number is (508) 637‑5656. A live webcast and slide deck will also be available at merit.com.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,
	2019	December 31,
	(unaudited)	2018
ASSETS
Current Assets
Cash and cash equivalents	$44,320	$67,359
Trade receivables, net	155,365	137,174
Other receivables	10,016	11,879
Inventories	225,698	197,536
Prepaid expenses and current other assets	12,497	11,326
Prepaid income taxes	3,491	3,627
Income tax refund receivables	3,151	933
Total current assets	454,538	429,834

Property and equipment, net	378,785	331,452
Intangible assets, net	445,312	462,713
Goodwill	353,193	335,433
Deferred income tax assets	3,788	3,001
Right-of-use operating lease assets	80,244	—
Other assets	41,461	57,579
Total Assets	1,757,321	1,620,012

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Trade payables	$54,623	$54,024
Accrued expenses	105,184	96,173
Current portion of long-term debt	7,500	22,000
Short-term operating lease liabilities	11,550	—
Income taxes payable	2,799	3,146
Total current liabilities	181,656	175,343

Long-term debt	431,984	373,152
Deferred income tax liabilities	45,236	56,363
Long-term income taxes payable	347	392
Liabilities related to unrecognized tax benefits	1,990	3,013
Deferred compensation payable	14,855	11,219
Deferred credits	2,122	2,261
Long-term operating lease liabilities	72,714	—
Other long-term obligations	56,473	65,494
Total Liabilities	807,377	687,237

Stockholders' Equity
Common stock	587,017	571,383
Retained earnings	368,221	363,425
Accumulated other comprehensive loss	(5,294)	(2,033)
Total Liabilities and Stockholders' Equity	$1,757,321	$1,620,012

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
NET SALES	$257,922	$233,249	$994,852	$882,753

COST OF SALES	146,292	128,583	562,486	487,983

GROSS PROFIT	111,630	104,666	432,366	394,770

OPERATING EXPENSES:
Selling, general and administrative	82,090	75,630	327,274	276,018
Research and development	16,254	15,368	65,615	59,532
Impairment and other charges	20,500	—	23,750	657
Contingent consideration expense (benefit)	(3,805)	(256)	(232)	(698)
Acquired in-process research and development	—	263	525	644

Total operating expenses	115,039	91,005	416,932	336,153

INCOME (LOSS) FROM OPERATIONS	(3,409)	13,661	15,434	58,617

OTHER INCOME (EXPENSE):
Interest income	(1,317)	352	(291)	1,199
Interest expense	(3,120)	(2,295)	(12,413)	(10,360)
Other expense (benefit) - net	(116)	492	(537)	63

Total other expense — net	(4,553)	(1,451)	(13,241)	(9,098)

INCOME (LOSS) BEFORE INCOME TAXES	(7,962)	12,210	2,193	49,519

INCOME TAX EXPENSE (BENEFIT)	(3,757)	3,022	(3,258)	7,502

NET INCOME (LOSS)	$(4,205)	$9,188	$5,451	$42,017

EARNINGS (LOSS) PER COMMON SHARE:
Basic	$(0.08)	$0.17	$0.10	$0.80

Diluted	$(0.08)	$0.16	$0.10	$0.78

AVERAGE COMMON SHARES:
Basic	55,210	54,850	55,075	52,268

Diluted	55,210	56,514	56,235	53,931

Non-GAAP Financial Measures

Although Merit’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Merit’s management believes that certain non-GAAP financial measures referenced in this release provide investors with useful information regarding the underlying business trends and performance of Merit’s ongoing operations and can be useful for period-over-period comparisons of such operations. Non-GAAP financial measures used in this release include:

•	constant currency revenue,
•	core revenue,
•	core revenue on a constant currency basis,
•	non-GAAP gross margin,
•	non-GAAP operating margin,
•	non-GAAP net income, and
•	non-GAAP earnings per share.

Merit’s management team uses these non-GAAP financial measures to evaluate Merit’s profitability and efficiency, to compare operating results to prior periods, to evaluate changes in the operating results of its operating segments, and to measure and allocate financial resources internally. However, Merit’s management does not consider such non-GAAP measures in isolation or as an alternative to measures determined in accordance with GAAP.

Readers should consider non-GAAP measures used in this release in addition to, not as a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures generally exclude some, but not all, items that may affect Merit’s net income. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded. Merit believes it is useful to exclude such items in the calculation of non-GAAP earnings per share, non-GAAP gross margin, non-GAAP operating margin, and non-GAAP net income (in each case, as further illustrated in the reconciliation tables below) because such amounts in any specific period may not directly correlate to the underlying performance of Merit’s business operations and can vary significantly between periods as a result of factors such as acquisition transactions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, severance expenses, expenses resulting from non-ordinary course litigation, governmental proceedings or changes in tax or industry regulations, and debt issuance costs. Merit may incur similar types of expenses in the future, and the non-GAAP financial information included in this release should not be viewed as a statement or indication that these types of expenses will not recur. Additionally, the non-GAAP financial measures used in this release may not be comparable with similarly titled measures of other companies. Merit urges investors and potential investors to review the reconciliations of its non-GAAP financial measures to the comparable GAAP financial measures, and not to rely on any single financial measure to evaluate Merit’s business or results of operations.

Constant Currency Revenue

Merit’s revenue on a constant currency basis is prepared by translating the current-period reported revenue of subsidiaries whose functional currency is other than the U.S. dollar at the applicable foreign exchange rates in effect during the comparable prior-year period. The constant currency revenue adjustments of $1.7 million and $13.5 million for the three and twelve-month periods ended December 31, 2019, respectively, were calculated using the applicable average foreign exchange rates for the three and twelve-month periods ended December 31, 2018, respectively.

Core Revenue and Core Revenue on a Constant Currency Basis

Merit’s core revenue is defined (a) with respect to prior fiscal year periods, as GAAP revenue, and (b) with respect to current fiscal year periods, as GAAP revenue, less revenue from certain acquisitions and strategic transactions. For the three and twelve-month periods ended December 31, 2019, Merit’s core revenue excludes revenues attributable to (i) the acquisition of (1) certain divested assets of Becton, Dickinson and Company in February 2018 (excluded January 2019 only), (2) the assets of DirectACCESS Medical, LLC in May 2018 (excluded through April 2019 only), (3) Cianna Medical, Inc. in November 2018 (excluded through October 2019 only), (4) the assets of Vascular Insights, LLC in December 2018 (excluded through

November 2019 only), (5) Brightwater Medical, Inc. in June 2019, and (6) Fibrovein Holdings Limited in August 2019 and (ii) distribution arrangements executed with NinePoint Medical, Inc. in April 2018 (excluded through April 2019 only) and QXMedical, LLC in May 2018 (excluded through May 2019 only). Core revenue on a constant currency basis is defined as core revenue (as described in the first sentence of this paragraph) adjusted to eliminate the foreign exchange impact related to those core revenues for the relevant period, using the applicable average foreign exchange rates in effect for the comparable prior-year periods presented.

Non-GAAP Gross Margin

Non-GAAP gross margin is calculated by reducing GAAP cost of sales by amounts recorded for amortization of intangible assets and inventory mark-up related to acquisitions.

Non-GAAP Operating Margin

Non-GAAP operating margin is calculated by adjusting GAAP operating income (loss) for certain items which are deemed by Merit’s management to be outside of core operations and vary in amount and frequency among periods, such as expenses related to new acquisitions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, severance expenses, expenses resulting from non-ordinary course litigation, governmental proceedings or changes in industry regulations, as well as other items set forth in the tables below.

Non-GAAP Net Income

Non-GAAP net income is calculated by adjusting GAAP net income (loss) for the items set forth in the definition of non-GAAP operating margin above, as well as for expenses related to debt issuance costs and changes in tax regulations, as well as other items set forth in the tables below.

Non-GAAP EPS

Non-GAAP EPS is defined as non-GAAP net income divided by the diluted shares outstanding for the corresponding period.

Other Non-GAAP Financial Measure Reconciliation

The tables in this release set forth supplemental financial data and corresponding reconciliations of non-GAAP operating margin, non-GAAP net income and non-GAAP earnings per share to Merit’s operating income, net income and earnings per share prepared in accordance with GAAP, respectively, for the three and twelve-month periods ended December 31, 2019 and 2018. The non-GAAP operating margin and non-GAAP net income adjustments referenced in the following tables do not reflect stock-based compensation expense of approximately $2.5 million and $1.6 million for the three-month periods ended December 31, 2019 and 2018, respectively, and approximately $9.4 million and $6.1 million for the twelve-month periods ended December 31, 2019 and 2018, respectively.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income

(Unaudited, in thousands except per share amounts)

	Three Months Ended December 31, 2019
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net income (loss)	$(7,962)	$3,757	$(4,205)	$(0.08)

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	12,825	(3,285)	9,540	0.17
Inventory mark-up related to acquisitions	183	(47)	136	0.00
Operating Expenses
Severance	1,420	(369)	1,051	0.02
Acquisition-related (b)	600	(154)	446	0.01
Medical Device Regulation expenses (c)	366	(47)	319	0.01
Fair value adjustments to contingent consideration (d)	(3,805)	(702)	(4,507)	(0.08)
Impairment and other charges (e)	20,508	(5,279)	15,229	0.27
Amortization of intangibles	2,675	229	2,904	0.06
Special legal expense (f)	1,468	(378)	1,090	0.02
Other (Income) Expense
Amortization of long-term debt issuance costs	151	(39)	112	0.00

Non-GAAP net income	$28,429	$(6,314)	$22,115	$0.40

Diluted shares (g)				55,761

	Three Months Ended December 31, 2018
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net income	$12,210	$(3,022)	$9,188	$0.16

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	9,245	(2,365)	6,880	0.13
Inventory mark-up related to acquisitions	1,255	(323)	932	0.02
Operating Expenses
Severance	440	(114)	326	0.01
Acquisition-related (b)	4,465	(876)	3,589	0.06
Fair value adjustments to contingent consideration (d)	(256)	68	(188)	0.00
Acquired in-process research and development	263	(67)	196	0.00
Impairment and other charges (e)	70	(18)	52	0.00
Amortization of intangibles	2,574	(679)	1,895	0.03
Special legal expense (f)	1,363	(351)	1,012	0.02
Other (Income) Expense
Amortization of long-term debt issuance costs	201	(52)	149	0.00
Tax expense related to tax reform (h)	—	3,005	3,005	0.05

Non-GAAP net income	$31,830	$(4,794)	$27,036	$0.48

Diluted shares				56,514

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(Unaudited, in thousands except per share amounts)

	Year Ended December 31, 2019
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net income	$2,193	$3,258	$5,451	$0.10

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	49,707	(12,730)	36,977	0.66
Inventory mark-up related to acquisitions	1,122	(289)	833	0.01
Operating Expenses
Severance	4,963	(1,281)	3,682	0.06
Acquisition-related (b)	3,497	(743)	2,754	0.05
Medical Device Regulation expenses (c)	562	(98)	464	0.01
Fair value adjustments to contingent consideration (d)	(232)	(47)	(279)	0.00
Acquired in-process research and development	525	(135)	390	0.01
Impairment and other charges (e)	24,587	(6,329)	18,258	0.32
Amortization of intangibles	10,964	(2,884)	8,080	0.14
Special legal expense (f)	6,508	(1,675)	4,833	0.09
Other (Income) Expense
Amortization of long-term debt issuance costs	821	(211)	610	0.01
Tax expense related to restructuring (i)	—	93	93	0.00

Non-GAAP net income	$105,217	$(23,071)	$82,146	$1.46

Diluted shares				56,235

	Year Ended December 31, 2018
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net income	$49,519	$(7,502)	$42,017	$0.78

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	31,795	(8,123)	23,672	0.43
Inventory mark-up related to acquisitions	5,233	(1,347)	3,886	0.07
Operating Expenses
Severance	920	(205)	715	0.01
Acquisition-related (b)	7,584	(1,679)	5,905	0.11
Fair value adjustment to contingent consideration (d)	(698)	(21)	(719)	(0.01)
Acquired in-process research and development	644	(166)	478	0.01
Impairment and other charges (e)	813	(209)	604	0.01
Amortization of intangibles	9,438	(2,503)	6,935	0.12
Special legal expense (f)	5,645	(1,453)	4,192	0.08
Other (Income) Expense
Amortization of long-term debt issuance costs	804	(207)	597	0.01
Tax expense related to tax reform (h)	—	3,005	3,005	0.06

Non-GAAP net income	$111,697	$(20,410)	$91,287	$1.69

Diluted shares				53,931

Reconciliation of Reported Operating Income to Non-GAAP Operating Income

(Unaudited, in thousands except per share amounts)

	Three Months Ended		Three Months Ended		Year Ended		Year Ended
	December 31, 2019		December 31, 2018		December 31, 2019		December 31, 2018
	Amounts	% Sales	Amounts	% Sales	Amounts	% Sales	Amounts	% Sales
Net Sales as Reported	$257,922		$233,249		$994,852		$882,753

GAAP Operating Income (Loss)	(3,409)	(1.3)%	13,661	5.9%	15,434	1.6%	58,617	6.6%
Cost of Sales
Amortization of intangibles	12,825	5.0%	9,245	4.0%	49,707	5.0%	31,795	3.6%
Inventory mark-up related to acquisitions	183	0.1%	1,255	0.5%	1,122	0.1%	5,233	0.6%
Operating Expenses
Severance	1,420	0.6%	440	0.2%	4,963	0.5%	920	0.1%
Acquisition-related (b)	600	0.2%	4,465	1.9%	3,497	0.4%	7,584	0.9%
Medical Device Regulation expenses (c)	366	0.1%	—	—	562	0.1%	—	—
Fair value adjustment to contingent consideration (d)	(3,805)	(1.5)%	(256)	(0.1)%	(232)	(0.0)%	(698)	(0.1)%
Acquired in-process research & development	—	—	263	0.1%	525	0.1%	644	0.1%
Impairment and other charges (e)	20,508	8.0%	70	0.0%	24,587	2.5%	813	0.1%
Amortization of intangibles	2,675	1.0%	2,574	1.1%	10,964	1.1%	9,438	1.1%
Special legal expense (f)	1,468	0.6%	1,363	0.6%	6,508	0.7%	5,645	0.6%

Non-GAAP Operating Income	$32,831	12.7%	$33,080	14.2%	$117,637	11.8%	$119,991	13.6%

(a)	Reflects the tax effect associated with pre-tax income and the non-GAAP adjustments.
(b)	Represents transaction costs and certain integration costs, including travel, related to acquisitions.
(c)	Represents incremental expenses incurred to comply with the Medical Device Regulation (MDR) in Europe.
(d)	Represents changes in the fair value of contingent consideration liabilities and contingent receivables as a result of acquisitions.
(e)

Represents impairment charges related to abandoned patents, other long-term assets, certain acquired intangible assets, and in 2019 the option to purchase NinePoint and the outstanding loan balance to NinePoint.

(f)	Costs incurred in responding to an inquiry from the U.S. Department of Justice.
(g)	For the three months ended December 31, 2019 the non-GAAP net income per diluted share calculation includes 551 shares that were excluded from the GAAP net income per diluted share calculation.
(h)	Net tax impact related to the enactment of the Tax Cuts and Jobs Act.
(i)	Net tax expense related to non-recurring tax withholdings in connection with restructuring of certain international subsidiaries.

Reconciliation of Reported Revenue to Core Revenue (Non-GAAP), Constant Currency Revenue (Non-GAAP), and Core Revenue on a Constant Currency Basis (Non-GAAP)

(Unaudited; in thousands except percentages)

		Three Months Ended			Year Ended
		December 31,			December 31,
	% Change	2019	2018	% Change	2019	2018
Reported Revenue	10.6%	$257,922	$233,249	12.7%	$994,852	$882,753

Add: Impact of foreign exchange (a)		1,694	—		13,521	—

Constant Currency Revenue	11.3%	$259,616	$233,249	14.2%	$1,008,373	$882,753

		Three Months Ended			Year Ended
		December 31,			December 31,
	% Change	2019	2018	% Change	2019	2018
Reported Revenue	10.6%	$257,922	$233,249	12.7%	$994,852	$882,753

Less: Revenue from certain acquisitions (b)		(6,439)	—		(54,103)	—

Core Revenue	7.8%	$251,483	$233,249	6.6%	$940,749	$882,753

Add: Impact of foreign exchange (a)		1,694	—		13,521	—

Core Revenue on a Constant Currency Basis	8.5%	$253,177	$233,249	8.1%	$954,270	$882,753

(a)

The constant currency revenue adjustments of $1.7 million and $13.5 million to reported revenue and to core revenue, for the three and twelve months ended December 31, 2019, respectively, were calculated using the applicable average foreign exchange rates for the three and twelve months ended December 31, 2018.

(b)

Merit’s core revenue is defined (a) with respect to prior fiscal year periods, as GAAP revenue, and (b) with respect to current fiscal year periods, as GAAP revenue, less revenue from certain acquisitions and strategic transactions. For the three and twelve-month periods ended December 31, 2019, Merit’s core revenue excludes revenues attributable to (i) the acquisition of (1) certain divested assets of Becton, Dickinson and Company in February 2018 (excluded January 2019 only), (2) the assets of DirectACCESS Medical, LLC in May 2018 (excluded through April 2019 only), (3) Cianna Medical, Inc. in November 2018 (excluded through October 2019 only), (4) the assets of Vascular Insights, LLC in December 2018 (excluded through November 2019 only), (5) Brightwater Medical, Inc. in June 2019, and (6) Fibrovein Holdings Limited in August 2019, and (ii) distribution arrangements executed with NinePoint Medical, Inc. in April 2018 (excluded through April 2019 only) and QXMedical, LLC in May 2018 (excluded through May 2019 only). Core revenue on a constant currency basis is defined as core revenue (as described in the first sentence of this paragraph) adjusted to eliminate the foreign exchange impact related to those core revenues for the relevant period, using the applicable average foreign exchange rates in effect for the comparable prior-year periods presented.

Reconciliation of Reported Gross Margin to Non-GAAP Gross Margin (Non-GAAP)

(Unaudited, as a percentage of reported revenue)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Reported Gross Margin	43.3%	44.9%	43.5%	44.7%

Add back impact of:
Amortization of intangibles	5.0%	4.0%	5.0%	3.6%
Inventory mark-up related to acquisitions	0.0%	0.5%	0.1%	0.6%

Non-GAAP Gross Margin	48.3%	49.4%	48.6%	48.9%

ABOUT MERIT

Founded in 1987, Merit Medical Systems, Inc. is engaged in the development, manufacture and distribution of proprietary disposable medical devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care and endoscopy. Merit serves client hospitals worldwide with a domestic and international sales force and clinical support team totaling in excess of 300 individuals. Merit employs approximately 6,400 people worldwide with facilities in South Jordan, Utah; Pearland, Texas; Richmond, Virginia; Malvern, Pennsylvania; Rockland, Massachusetts; Aliso Viejo, California; Maastricht and Venlo, The Netherlands; Paris, France; Galway, Ireland; Beijing, China; Tijuana, Mexico; Joinville, Brazil; Markham, Ontario, Canada; Melbourne, Australia; Tokyo, Japan; Reading, United Kingdom; Johannesburg, South Africa; and Singapore.

FORWARD-LOOKING STATEMENTS

Statements contained in this release which are not purely historical, including, without limitation, statements regarding Merit’s forecasted plans, net sales, net income (GAAP and non-GAAP), gross and operating margins (GAAP and non-GAAP), earnings per share (GAAP and non-GAAP), effective tax rate and other financial results, anticipated or completed acquisitions, the introduction of new products, the potential impact of the ongoing coronavirus outbreak, consolidation of Merit’s facilities or other expense reduction initiatives or the consequences of existing or future regulatory approvals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties such as those described in Merit’s Annual Report on Form 10-K for the year ended December 31, 2018 and subsequent filings with the Securities and Exchange Commission. Such risks and uncertainties include inherent risks and uncertainties relating to Merit’s internal models or the projections in this release; risks relating to Merit’s potential inability to successfully manage growth through acquisitions generally, including the inability to effectively integrate acquired operations or products or commercialize technology acquired through completed, proposed or future transactions; expenditures relating to research, development, testing and regulatory approval or clearance of Merit’s products and risks that such products may not be developed successfully or approved for commercial use; governmental scrutiny and regulation of the medical device industry, including governmental inquiries, investigations and proceedings involving Merit; litigation and other judicial proceedings affecting Merit; restrictions on Merit’s liquidity or business operations resulting from its debt agreements; infringement of Merit’s technology or the assertion that Merit’s technology infringes the rights of other parties; actions of activist shareholders, including a potential proxy contest; product recalls and product liability claims; changes in customer purchasing patterns or the mix of products Merit sells; risks and uncertainties associated with Merit’s information technology systems, including the potential for breaches of security and evolving regulations regarding privacy and data protection; the potential of fines, penalties or other adverse consequences if Merit’s employees or agents violate the U.S. Foreign Corrupt Practices Act or other laws or regulations; laws and regulations targeting fraud and abuse in the healthcare industry; potential for significant adverse changes in governing regulations, including reforms to the procedures for approval or clearance of Merit’s products by the U.S. Food & Drug Administration or comparable regulatory authorities in other jurisdictions; changes in tax laws and regulations in the United States or other countries; increases in the prices of commodity components; negative changes in economic and industry conditions in the United States or other countries; termination or interruption of relationships with Merit’s suppliers, or failure of such suppliers to perform; fluctuations in exchange rates; uncertainties relating to the LIBOR calculation method and the expected discontinuation of LIBOR; concentration of a substantial portion of Merit’s revenues among a few products and procedures; development of new products and technology that could render Merit’s existing products obsolete; market acceptance of new products; volatility in the market price of Merit’s common stock; modification or limitation of governmental or private insurance reimbursement policies; changes in healthcare policies or markets related to healthcare reform initiatives; failure to comply with applicable environmental laws; changes in key personnel; work stoppage or transportation risks; introduction of products in a timely fashion; price and product competition; availability of labor and materials; fluctuations in and obsolescence of inventory; and other factors referred to in Merit’s Annual Report on Form 10-K for the year ended December 31, 2018 and other materials filed with the Securities and Exchange Commission. All subsequent forward-looking statements attributable to Merit or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results, and Merit assumes no obligation to update or disclose revisions to those estimates.

TRADEMARKS

Unless noted otherwise, trademarks and registered trademarks used in this release are the property of Merit Medical Systems, Inc. and its subsidiaries in the United States and other jurisdictions.

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